UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COWEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-0423711 (I.R.S. Employer Identification No.)

599 Lexington Avenue, New York, New York  10022
 (Address of principal executive office)

Registrant’s telephone number, including area code: (212) 845-7900

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
8.25% Senior Notes due 2021	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-197513
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.                          Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereby is the 8.25% Senior Notes due 2021 (the “Senior Notes”) of Cowen Group, Inc. (the “Registrant”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Registrant’s prospectus dated August 6, 2014, included in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-197513), as amended, filed with the Securities and Exchange Commissions (the “Commission”) under the Securities Act of 1933, as amended ( the “Securities Act”), on August 5, 2014 and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Senior Notes dated October 3, 2014, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on October 6, 2014, which information is incorporated herein by reference.
Item 2.                          Exhibits.
4.1	Senior Notes Indenture, dated October 10, 2014, by and between Cowen Group, Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).
4.2
First Supplemental Indenture, dated October 10, 2014, by and between Cowen Group, Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.3	Form of 8.25% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COWEN GROUP, INC.

By: /s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel

Date: October 28, 2014

EXHIBIT INDEX

Exhibit No.	EXHIBIT

4.1
Senior Notes Indenture, dated October 10, 2014, by and between Cowen Group, Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.2
First Supplemental Indenture, dated October 10, 2014, by and between Cowen Group, Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.3	Form of 8.25% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.2 above).